Origin Materials Announces Chief Financial Officer Transition

CFO Nate Whaley to remain at Origin through September 1 and hold advisory role through end of year to ensure a smooth transition to successor

WEST SACRAMENTO, Calif. (June 16, 2023) – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (NASDAQ: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced that Chief Financial Officer Nate Whaley will be departing the Company and the Company has initiated a formal search process for the selection of its new Chief Financial Officer.

Mr. Whaley will remain at the Company until September 1, 2023, and will hold an advisory role with Origin through the end of the year to assist the Company with the search for and onboarding of his successor, ensuring sufficient time for a smooth and successful transition.

“I want to thank Nate for his contributions to Origin as the company has transformed from a privately held organization to a publicly listed company,” said John Bissell, Co-Founder and Co-CEO of Origin Materials. “We anticipate a well-ordered transition over the next several months and look forward to announcing a new chief financial officer following the hiring process.”

“We wish Nate the best in his future endeavors and thank him for his accomplishments with Origin during a period of tremendous growth for the company,” said Rich Riley, Co-CEO of Origin Materials. “We appreciate his contributions and his full support as we onboard his successor.”

“I have been proud to serve as CFO of Origin through its successful go-public transaction, and to have helped build the team and processes that will enable Origin to begin to meet over $9 billion in customer demand,” said Nate Whaley. “With the company now on its way to commercial production, I believe Origin has a strong foundation for growth, including a great team and exciting long-term global opportunities. I am grateful to have supported Origin in its mission to decarbonize the world’s materials, and I am leaving knowing Origin is well positioned for the future.”

About Origin Materials
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors.

For more information, visit www.originmaterials.com.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, ability to enter new end-markets, ability to develop new product categories, commercial and operating plans, anticipated growth, and ability to transition smoothly to a new Chief Financial Officer. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 10, 2023, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
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